UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2011

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

____________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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SEC 873  (04-11)

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Item 1.01 Entry into a Material definitive Agreement

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, wishes to announce that it has terminated its intention to acquire 100% of the shares of Eidam Diagnostics Corporation ("Eidam"), in a reverse takeover (the "Transaction").  Full details of the proposed Transaction with Eidam was announced via a press release disseminated by the Corporation on September 24, 2010.  The Corporation was unable to secure the necessary financing and sponsorship required to complete the Transaction.

Item 7.01 Regulation FD Disclosure

Bi-Optic Ventures Inc. ("Bi-Optic" or the "Corporation") listed on NEX – TSX Venture Exchange, wishes to announce that it has terminated its intention to acquire 100% of the shares of Eidam Diagnostics Corporation ("Eidam"), in a reverse takeover (the "Transaction").  Full details of the proposed Transaction with Eidam was announced via a press release disseminated by the Corporation on September 24, 2010.  The Corporation was unable to secure the necessary financing and sponsorship required to complete the Transaction.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1. Press Release, dated September 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2011      Bi-Optic Ventures Inc.

                             (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/CFO/Director)

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